EXHIBIT 99

                         Form 4 Joint Filer Information
                         ------------------------------

Name and Address:       Schawk 2005 Three Year GRAT
                        c/o Schawk, Inc.
                        1695 River Road
                        Des Plaines, IL 60018

Designated Filer:       Marilyn G. Schawk

Issuer Name &
 Ticker Symbol:         Schawk, Inc. (SGK)

Date of Event
Requiring Statement:    November 10, 2005


Signature:              /s/ A. Alex Sarkisian
                        -----------------------------
                        Attorney-in-Fact for
                        Marilyn G. Schawk, as Trustee